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                               POWER OF ATTORNEY

      Each of the undersigned directors of The Narragansett Electric Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Thomas F. Killeen, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1994, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
Dated this 28th day of March, 1995.



Joan T. Bok                               John W. Rowe

s/ Stephen A. Cardi                       s/ Richard P. Sergel


Stephen A. Cardi                          Richard P. Sergel

s/ Frances H. Gammell                     s/ William E. Trueheart


Frances H. Gammell                        William E. Trueheart

s/ Joseph J. Kirby                        s/ John A. Wilson, Jr.


Joseph J. Kirby                           John A. Wilson, Jr.

s/ Robert L. McCabe


Robert L. McCabe